As filed with the Securities and Exchange Commission on August 12, 2005
                                                          Registration Nos. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              Cytec Industries Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                (State or Other Jurisdiction of Incorporation or
                                  Organization)

                                   22-3268660
                      (I.R.S. Employer Identification No.)

                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100
              (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             ----------------------

                                 Roy Smith, Esq.
                  Vice President, General Counsel and Secretary
                              Cytec Industries Inc.
                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100
                             ----------------------

                                   Copies to:
                                Robert W. Downes
                             Sullivan & Cromwell LLP
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                             ----------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                             ----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [] __________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []__________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]





                         CALCULATION OF REGISTRATION FEE
======================================= ========================= ====================== ===================== ================
                                                                        Proposed           Proposed maximum       Amount of
        Title of each class of                Amount to be          maximum offering      aggregate offering    registration
     securities to be registered           registered (1)(2)        price per unit(3)        price(3) (4)            fee
======================================= ========================= ====================== ===================== ================
Debt Securities...................                                        100%
=======================================                           ======================
=======================================                           ======================
Preferred Stock ..................            $600,000,000                100%               $600,000,000        $17,820(2)
=======================================                           ======================
Common Stock, par value $0.01 per                                          (1)
     share........................
======================================= ========================= ====================== ===================== ================

(1) An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $600,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies. Includes such indeterminate amounts of debt securities, preferred stock and common stock as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance.

(2) Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this Registration Statement also relates to $200,000,000 aggregate initial offering price of the Registrant's debt securities that were previously registered pursuant to Registration Statement No. 333-51876, which have not yet been issued and sold. A registration fee of $52,800 was previously paid in connection with that previous registration pursuant to Registration Statement No. 333-51876, initially filed by the Registrant on December 15, 2000. Those unsold securities from Registration Statement No. 333-51876 are hereby deregistered in accordance with Rule 457(p) under the Securities Act. Accordingly, pursuant to Rule 457(p) of the Securities Act, the $52,800 registration fee previously paid is being offset against the total registration fee due for this Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4) Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.


                             ----------------------

Upon effectiveness of this Registration Statement, all of the securities that may be offered pursuant to the prospectus contained in this Registration Statement and that have not previously been sold may be offered as debt securities, preferred stock or common stock.

                                ----------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration rtatement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED AUGUST 12, 2005.
                                  $600,000,000
                              Cytec Industries Inc.



--------------------------------------------------------------------------------


                                 Debt Securities
                                 Preferred Stock
                                  Common Stock

--------------------------------------------------------------------------------


         Cytec Industries Inc. from time to time may offer to sell debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities of Cytec Industries Inc. or debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "CYT".



         We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.





         This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

                             ----------------------


         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                             ----------------------





                       Prospectus dated_________ __, 2005.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Available Information........................................................3
Incorporation of Certain Information by Reference............................3
Prospectus Summary...........................................................4
Ratio of Earnings to Fixed Charges...........................................5
Use of Proceeds..............................................................5
Description of Debt Securities We May Offer..................................6
Description of Preferred Stock We May Offer.................................14
Description of Capital Stock................................................17
Legal Ownership and Book-Entry Issuance.....................................18
Plan of Distribution........................................................23
Validity of the Securities..................................................24
Experts.....................................................................24

                              AVAILABLE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

         We have with the SEC filed a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Cytec Industries Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.


                INCORPORATION OF CERTAIN INFORMATON BY REFERENCE

         The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

         We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

         (1)  our Annual Report on Form 10-K for the year ended December 31,
              2004;

         (2) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

         (3) our Current Reports on Form 8-K filed February 7, 2005, February 22, 2005, March 4, 2005 (as amended by our Current Reports on Form 8-K/A filed May 16, 2005 and August 11, 2005), May 4, 2005 and June 13, 2005;

         (4) the description of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report previously or hereafter filed for the purpose of updating such description; and

         (5) all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

         We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Investor Relations Department, Cytec Industries Inc., Five Garret Mountain Plaza, West Paterson, New Jersey 07424, Phone: (973) 357-3100.

--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under "Available Information" and "Incorporation of Certain Information by Reference". This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

                                   The Company

         Cytec Industries Inc. is a global specialty chemicals and materials company and sells its products to diverse major markets for aerospace, automotive and industrial coatings, chemical intermediates, mining, plastics and water treatment.

         On February 28, 2005, we completed our acquisition of the Surface Specialties business of UCB SA. The acquisition was recorded using the purchase method of accounting. Accordingly, the results of operations of Surface Specialties have been included in our consolidated results from the date of acquisition.

                         The Securities We Are Offering

         We may offer any of the following securities from time to time:

          o    debt securities;

          o    preferred stock; and

          o    common stock.

         When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Form of Securities

         We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

         Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

         If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.




--------------------------------------------------------------------------------

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2004 and the six-month periods ended June 30, 2005 and 2004 are as follows:

                                          Six Months
                                     --------------------                  Year Ended December 31,
                                        Ended June 30,
------------------------------------ ---------- ---------- ----------- ---------- ---------- ----------- ----------
                                       2005       2004        2004       2003       2002        2001       2000
------------------------------------ ---------- ---------- ----------- ---------- ---------- ----------- ----------
Ratio of Earnings to Fixed
       Charges (unaudited) (1).....     0.4x(2)      6.9x      7.0x        6.2x       4.9x       4.7x        8.9x

------------------------------------ ---------- ---------- ----------- ---------- ---------- ----------- ----------


---------------------

(1) For purposes of calculating the amount of earnings to fixed charges, earnings consist of earnings/(loss) from continuing operations before income taxes, minority interest, equity in earnings of associated companies, cumulative effect of accounting changes and extraordinary items plus dividends paid to us from associated companies plus fixed charges less capitalized interest net of amortization. Fixed charges consist of interest on indebtedness plus amortized premiums, discounts and deferred financing costs plus the portion of rentals representative of an interest factor.

(2) In order to achieve a one-to-one ratio of earnings to fixed charges for the six months ended June 30, 2005, earnings would need to be increased by $29,600,000.

         As of the date of this prospectus, we have no preferred stock outstanding.


                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

                   DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

--------------------------------------------------------------------------------
Please note that in this section entitled "Description of Debt Securities We May Offer", references to the "Company", "we", "our" and "us" refer only to Cytec Industries Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance".
-------------------------------------------------------------------------------

         The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

         The debt securities will be our general obligations. The debt securities will be issued under an indenture (the "indenture"), dated as of March 15, 1998, between us and PNC Bank, National Association, as trustee (the "trustee"). Subsequently, The Chase Manhattan Bank acquired substantially all of the assets of the corporate trust business of PNC Bank, National Association (including the duties and rights of PNC Bank, National Association, under the indenture) and later changed its name to JPMorgan Chase Bank, N.A.; accordingly, JPMorgan Chase Bank, N.A. is now the trustee under the indenture and also the registrar and paying agent. Subject to certain limitations imposed by the Trust Indenture Act of 1939, the trustee, under the indenture, in its individual or any other capacity, may become the owner or pledgee of our securities and may otherwise deal with and collect obligations owed to it by us and may otherwise deal with us with the same rights it would have if it were not the trustee.

         The following is a summary of the most important provisions of the indenture. A copy of the form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Section references below are to the applicable section in the indenture. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Ranking; Issuance In Series

         The debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The indenture does not limit the total amount of debt securities that we may issue under it, and we may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, neither the indenture nor the debt securities limit the amount of other secured or unsecured debt that we may incur or issue.

         We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

          o    the title of the debt securities of the series;

          o any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

          o the date or dates on which the principal and any premium of the debt securities of the series is payable;

          o the rate or rates, which may be fixed or variable, at which the debt securities of the series bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest accrues, the interest payment dates on which any interest is payable or the method by which such dates will be determined, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          o the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

          o our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

          o if other than in U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on, the debt securities of the series is payable, and the manner of determining an equivalent amount of U.S. dollars;

          o any additions, modifications or deletions in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holder of any debt securities of the series to declare the principal, any premium or any interest on such debt securities immediately due and payable;

          o    any trustee,  authenticating or paying agents, transfer agents or
               registrars   or  any  other  agents  with  respect  to  the  debt
               securities of the series;

          o any terms of any guarantee of the payment of principal, any premium and any interest, with respect to the debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

          o any other terms of the debt securities of the series not inconsistent with the provisions of the indenture, including, without limitation, any securities of our or of another person into which the debt securities of the series are convertible for which the debt securities of the series are exercisable or exchangeable.

Tax Considerations

         Important Federal income tax consequences and special considerations applicable to any series of debt securities will be described in the prospectus supplement.

Denominations, Registration, Payment and Transfer

         In the absence of any other specification in the form of debt security for any series, the debt securities of each series shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

         Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations in an equal aggregate principal amount. Debt securities may also be presented for registration of transfer, and the transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee and duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

         For a description of the registration and transfer of debt securities held in book-entry form, see "Legal Ownership and Book-Entry Issuance" below.

         We will appoint the trustee as registrar and paying agent under the indenture. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities or from time to time change those designations or approve a change in their locations.

         We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except for the portion of any debt security to be redeemed in part, which is not redeemed.

         The payment of principal of, and any premium and any interest on, debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time. At our option, however, we may pay any interest by check mailed to the address of the person entitled to it as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

Certain Definitions

         Certain terms defined in Section 1.01 of the indenture are summarized below.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the date of determination, the lesser of (i) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) or (ii) the present value of the total obligations of the lessee for rental payments from the date of determination until the first possible termination date of the lease included in such Sale/Leaseback Transaction, plus the present value of any termination payment then due. For purposes of this definition, (x) the present value of the total obligations of the lessee for rental payments and for any termination payment shall be discounted at a rate of 100 basis points above the yield to maturity (as of the date of determination) on 10-year United States Treasury securities and (y) rental payments shall not include (A) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges or (B) contingent rent, such as that based on sales.

         "Consolidated Net Tangible Assets" means total assets (net of applicable reserves) as determined in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, less (i) total current liabilities, except for (A) notes and loans payable, (B) current maturities of Long-Term Debt and (C) current maturities of obligations under capital leases, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as reflected in our most recent consolidated balance sheet preceding the date of a determination.

         "Debt" means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

         "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

         "Principal Property" means any manufacturing plant or facility (together with the land upon which it is erected and fixtures comprising a part thereof) located in the United States of America (excluding territories and possessions) now owned or hereafter acquired by us or any Restricted Subsidiary the net book value of which, as of the date of determination, exceeds 1.5% of Consolidated Net Tangible Assets, except any such plant or facility which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)5, 142(a)6, 142(a)10 or 144(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, or which in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. The net book value of any manufacturing plant or facility shall mean the gross cost of the assets of such plant or facility less the accumulated depreciation with respect to such assets, calculated in accordance with GAAP and in the case of composite depreciation allocated in accordance with our accounting policies.

         "Restricted Subsidiary" means (i) any Subsidiary which has substantially all of its assets located in the United States of America (excluding territories and possessions) and which owns a Principal Property and
(ii) any Subsidiary which owns stock or indebtedness of a Restricted Subsidiary; provided, however, that the term "Restricted Subsidiary" shall not mean any Subsidiary (x) engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or (y) which conducts substantially all of its business outside of the United States of America (excluding its territories or possessions) or the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States of America (excluding territories and possessions).

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person.

         "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the Unites States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

Certain Covenants

         Our principal covenants under the indenture relate to limitations on liens, restrictions on stock dispositions and maintenance of corporate existence. The following summarizes these covenants.

         Limitation on Liens. The indenture provides that, so long as any debt securities issued under the indenture are outstanding, we shall not, and shall not permit any of our Restricted Subsidiaries to, incur, issue, assume or guarantee any Debt secured by a mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien ("Liens") on any Principal Property of the Company or of any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without effectively providing that the debt securities, together with any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities, shall be secured equally and ratably with, or prior to, such secured Debt so long as such secured Debt is so secured. This restriction will not apply to Debt convertible into shares of capital stock of a Restricted Subsidiary (to the extent that such Debt is secured by such capital stock) or Debt secured by:

         (a) Liens on property or shares of stock of a business existing as of the date of the indenture;

         (b) Liens securing only the debt securities;

         (c) Liens on the property or stock of a person which are existing at the time (A) such property becomes a Principal Property or (B) such person becomes a Restricted Subsidiary, is merged into or consolidated with the Company or any Subsidiary, or another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary) and which Liens were not incurred in anticipation of such transaction and were outstanding prior to such transaction;

         (d) Liens in favor of the Company or any Restricted Subsidiary;

         (e) Liens in favor of any government body to secure progress, advance or other payments under any contract or provision of any statute;

         (f) Liens on property or stock existing at the time of acquisition thereof (including acquisition through merger or consolidation);

         (g) Liens on property or stock to secure the payment of all or any part of the purchase price or construction cost of such property or stock, or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property or shares of stock, the completion of any such construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost of such property or stock; provided that such Liens shall be limited to all or a part of such property or stock (plus improvements on property);

         (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same property or stock that secured the Lien that was extended, renewed or replaced (plus improvements on such property); and

         (i) Liens securing Debt, the aggregate principal amount of which, when added to (A) the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries in respect to Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under the covenant described under "Limitation on Sale/Leaseback Transactions" below but for the second paragraph thereof and (B) the aggregate outstanding principal amount of all other Debt of the Restricted Subsidiary which Debt would not otherwise be permitted under this covenant but for this clause (i), does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.03)

         Limitation on Sale and Leaseback Transactions. Neither we nor any Restricted Subsidiary will enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

         (a) the lease has a term of three years or less;

         (b) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

         (c) the Company or a Restricted Subsidiary under any of clauses (a) through (h) under the heading "Limitation on Liens" could create a Lien on the property to secure Debt at least equal to the amount of Attributable Debt for the lease; or

         (d) within 180 days of the effective date of the lease, the Company or a Restricted Subsidiary retires Long-Term Debt of our company (other than debt that is subordinate to the debt securities) or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. (Section 4.04)

         Notwithstanding the previous paragraph, the Company or any Restricted Subsidiary may enter into any Sale/Leaseback Transaction (which would otherwise be subject to the foregoing restrictions) if the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:

          o    the  amount  of the  Attributable  Debt  of the  Company  and its
               Restricted   Subsidiaries  in  respect  of  such   Sale/Leaseback
               Transaction;

          o the aggregate outstanding principal amount of all Debt of the Company and its Restricted Subsidiaries which would not otherwise be permitted under the covenant under "Limitation on Liens" but for clause (i) of that section; and

          o the aggregate amount of all other Attributable Debt in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under this covenant but for this paragraph.

         Limitations on Consolidation, Merger, Sale or Conveyance. Under the indenture, so long as debt securities are outstanding, we will not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our assets with or to any person, unless:

          o the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and expressly assumes through a supplemental indenture, delivered to the trustee, in a form that satisfies the trustee, all of our obligations under the indenture and the debt securities;

          o immediately after giving effect to that transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing; and

          o we deliver to the trustee an officers' certificate and an opinion of counsel that each states that such consolidation, merger or sale of assets and such supplemental indenture comply with the indenture. (Section 5.01)

Events of Default

         Any one of the following events will constitute an event of default with regard to any series of debt securities under the indenture:

         (a) default continued for 30 days in payment of any installment of interest on any of the debt securities of that series when due and payable;

         (b) default in payment of all or any part of the principal on any of the debt securities of that series when due and payable either at maturity, upon any redemption, by declaration or otherwise;

         (c) default in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of that series;

         (d) default in the performance, or breach, of any of our covenants or warranties in respect of the debt securities of that series and continuance of that default or breach for a period of 60 days after written notice as provided in the indenture;

         (e) the voluntary or involuntary bankruptcy, insolvency, or reorganization under any applicable law of the Company or any Restricted Subsidiary; or

         (f) the occurrence of any other event of default provided with respect to securities of such series. (Section 6.01)

         However, a default under clause (d) will not constitute an event of default with respect to debt securities under such a series until the trustee or holders of at least 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice. Any event of default with respect to one series of debt securities is not necessarily an event of default for another series.

         If an event of default (other than specified in clause (e)) with respect to debt securities of any series occurs and is continuing, the principal amount of, and all accrued and unpaid interest on, all outstanding debt securities of that particular series may be declared due and payable immediately by either the trustee or the holders of at least 25% in principal amount of all outstanding debt securities under the indenture. (Section 6.02) If an event of default specified in clause (e) with respect to debt securities of any series occurs and is continuing, the principal amount of, and all accrued and unpaid interest on, all debt securities of such series shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. (Section 6.02) If debt securities of any series are original issue discount debt securities, then only the amount of the principal of those debt securities then outstanding as may be specified in the terms of that series and any accrued interest on that specified principal amount may be accelerated.

         The holders of a majority in the principal amount of debt securities may waive all defaults and annul and rescind a declaration of maturity of some or all of the debt securities if all payments other than the accelerated amounts have been made and all events of default have been cured, waived or otherwise remedied as provided in the indenture. Any such waiver, annulment and rescission must occur before a judgment or decree for amounts due has been obtained or entered. However, the consent of each security holder affected is required in order to waive a default in the payment of the principal of or interest on any debt securities or any covenant or provision of the indenture which specifically requires the consent of the holder of each debt security affected.

         The indenture requires us to file with the trustee annually a written statement as to any defaults in the performance or fulfillment of any of our covenants, agreements or conditions contained in the indenture. (Section 4.07) The indenture provides that if the trustee considers it in the interests of the holders of the debt securities of any series, the trustee may withhold notice to the holders of debt securities of that series of any default other than a default in the payment of principal of, or interest on, the debt securities of that series. (Section 7.05)

         Except for the trustee's duty during an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. (Section 7.01) Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
(Section 6.05)

         No holder of debt securities of any series will have any right by virtue of the indenture to institute any legal action or proceeding with respect to the indenture, unless

          o that holder has previously given to the trustee written notice of a continuing default;

          o the holders of not less than 25% in principal amount of the debt securities of that series then outstanding have made written request on the trustee to institute such action or proceeding and have offered to the trustee any reasonable indemnity that the trustee may require relating to their request;

          o the trustee fails to institute the requested proceeding within 60 days; and

          o no direction inconsistent with such written request has been given to the trustee by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 6.06)

         These limitations do not apply to a suit for enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 6.07)

Defeasance and Covenant Defeasance

         The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect, subject to certain conditions, to be discharged from our obligations with respect to the debt securities of that series, subject to limited exceptions ("legal defeasance") and/or to be released from our obligations with respect to any series of debt securities under the covenants in the indenture ("covenant defeasance").

         To make either of these elections, we must irrevocably deposit in trust with the trustee money or U.S. Government Obligations or a combination of the two sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the outstanding debt securities of that series on the maturity of that principal or interest. We must also comply with certain other conditions set forth in the indenture, including delivering to the trustee a certificate stating that we have received from, or there has been published by, the Internal Revenue Service a ruling confirming that the defeasance will not cause the holders of the debt securities to recognize income gain or loss for Federal income tax purposes, and that as a result of the defeasance, the debt security holder will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Sections 8.01, 8.02)

Modification and Waiver

         The indenture provides that we and the trustee may modify or amend the indenture with the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of all series affected by the proposed additions or changes. However the consent of the holder of each debt security is required, among other things, in order to:

          o reduce the amount of debt securities of such series whose holders must consent to an amendment or to a waiver of any default hereunder and its consequences as provided herein;

          o reduce the rate or extend the time for payment of interest on any debt security of such series;

          o reduce the principal of any debt security of such series or extend the stated maturity of any debt security of such series;

          o reduce the premium payable upon the redemption of any debt security of such series or change the time at which any debt security of such series may or shall be redeemed in accordance with the indenture;

          o impair the right to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security of such series after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

o make any debt security of such series payable in money other than that stated in such debt security. (Section 9.02)

         In addition, without the consent of the holders of any of the debt securities issued under the indenture, we and the trustee may modify the indenture to, among other things, cure any ambiguity or to correct or supplement any defective or inconsistent provision or to make other provisions in regard to matters or questions arising under the indenture as we may deem necessary or desirable and which do not adversely affect the interests of the holders of the debt securities. (Section 9.01)

                   DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

--------------------------------------------------------------------------------
Please note that in this section entitled "Description of Preferred Stock We May Offer", references to the "Company", "we", "our" and "us" refer only to Cytec Industries Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should read the section below entitled "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------

         We may issue our preferred stock in one or more series, as described below. This section summarizes terms of the preferred stock that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

--------------------------------------------------------------------------------
As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.
--------------------------------------------------------------------------------

         When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

         Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $0.01 per share. We do not have any preferred stock outstanding as of the date of this prospectus; the prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

                    Preferred Stock Issued in Separate Series

         Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

          o    dividend rights;

          o    conversion or exchange rights;

          o    voting rights;

          o    redemption rights and terms;

          o    liquidation preferences;

          o    sinking fund provisions;

          o    the serial designation of the series; and

          o    the number of shares constituting the series.

         Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

         Before we issue any series of preferred stock, our board of directors, or a committee of our board authorized to do so by our board, will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of the series with the Secretary of State of the State of Delaware. None of our stockholders will need to approve that amendment.

         The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Shares of preferred stock we issue may have the effect of discouraging or making more difficult an acquisition of us.

         Preferred stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock.

         The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

         Shares of each series of preferred stock will rank equally with each other series of preferred stock and senior to our common stock with respect to dividends and distributions of assets. In addition, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

         Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Redemption

         If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

         Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement.

         Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

         Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

         The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of ours or debt or equity securities of third parties.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of Cytec Industries Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

         The holders of preferred stock of each series will have no voting rights, except:

          o as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

          o    as required by applicable law.

Mergers and Similar Transactions Permitted; No Restrictive Covenants

         The terms of the preferred stock will not include any restrictions on our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. The terms of the preferred stock also will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries.

Governing Law

         The preferred stock will be governed by Delaware law.

Form of Preferred Stock

         We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance". All preferred stock will be issued in registered form.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

         Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 170,000,000, of which 20,000,000 are shares of preferred stock and 150,000,000 are shares of common stock.


Common Stock

         The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, and the holders of such shares possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock. Subject to any preferential or other rights of any outstanding series of our preferred stock that may be designated by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.


No Preemptive Rights

         No holder of any class of our capital stock has any preemptive right to subscribe to any of our securities of any kind or class.


Transfer Agent And Registrar

         The Transfer Agent and Registrar for our common stock is ChaseMellon Shareholder Services, L.L.C.

                     LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

         In this section, we describe special considerations that will apply to registered securities issued in global - i.e., book-entry-form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

                Who Is the Legal Owner of a Registered Security?

         Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

         We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

         In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

         Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture -- we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

         When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

         If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

          o    how it handles securities payments and notices;

          o    whether it imposes fees or charges;

          o whether and how you can instruct it to exchange or convert a security for or into other property;

          o how it would handle a request for the holders' consent, if ever required;

          o whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

          o how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

          o if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

                           What Is a Global Security?

         We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

         Each series of securities will have one or more of the following as the depositaries:

          o The Depository Trust Company, New York, New York, which is known as "DTC";

          o a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

          o a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream"; and

          o any other clearing system or financial institution named in the applicable prospectus supplement.

         The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

         A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

         A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

         If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

         As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

          o An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

          o An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?";

          o An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

          o An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

          o The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

          o The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

          o Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

         If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

         In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Who Is the Legal Owner of a Registered Security?".

         The special situations for termination of a global security are as follows:

          o if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

          o if we notify the trustee that we wish to terminate that global security; or

          o in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

         If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

         Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

         Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

         As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

         Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

         Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

         In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

         We may sell the securities registered hereby to one or more underwriters for a public offering by them. We may also sell securities to investors directly or through agents or dealers. The prospectus supplement will include the names of any underwriters, agents or dealers to be used in the distribution.

         The securities may be offered and sold at a fixed price or prices, which may be changed from time to time. They may also be offered and sold from time to time at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities. A prospectus supplement will include the terms of these arrangements. If securities are sold through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The prospectus supplement will include the names of the specific managing underwriter or underwriters and other underwriters, and the amount of securities to be underwritten by those underwriters. The prospectus supplement will also have the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent.

         In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

         The prospectus supplement will set forth any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

         If we use a dealer in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements.

         We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

         The securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

                           VALIDITY OF THE SECURITIES

         In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Roy Smith, Esq., our Vice President, General Counsel and Secretary, and for any underwriters or agents by counsel named in the applicable prospectus supplement.


                                     EXPERTS

         The consolidated financial statements and schedule of Cytec Industries Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of the internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

         The audit report covering the consolidated financial statements refers to a change to the first-in, first-out (FIFO) method for valuing inventories. The audit report covering the December 31, 2003 financial statements refers to a change from the adoption of the provisions of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations". The audit report covering the December 31, 2002 financial statements refers to a change from the adoption of the provisions of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

         The combined special purpose financial statements of Surface Specialties, a business of UCB SA, as of December 31, 2004 and 2003, and for the years then ended, incorporated in this registration statement by reference to the Current Report on Form 8-K/A of Cytec Industries Inc., filed on May 16, 2005, have been so incorporated in reliance upon the report of PricewaterhouseCoopers Reviseurs d'Entreprises, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     Information Not Required in Prospectus


Item 14.    Other Expenses of Issuance and Distribution

         The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by Cytec Industries Inc. in connection with the distribution of the securities registered under this registration statement:

        -------------------------------------------------------------------------------- -----------------
                                                                                              Amount
                                                                                            to be paid
        -------------------------------------------------------------------------------- -----------------
        SEC registration fee.........................................................           $70,620
        -------------------------------------------------------------------------------- -----------------
        NASD fees....................................................................
        -------------------------------------------------------------------------------- -----------------
        Legal fees and expenses......................................................
        -------------------------------------------------------------------------------- -----------------
        Fees and expenses of qualification under state securities laws (including legal fees).............................................................
        -------------------------------------------------------------------------------- -----------------
        Accounting fees and expenses.................................................
        -------------------------------------------------------------------------------- -----------------
        Printing fees................................................................
        -------------------------------------------------------------------------------- -----------------
        Rating agency fees...........................................................
        -------------------------------------------------------------------------------- -----------------
        Trustee's fees and expenses..................................................
        -------------------------------------------------------------------------------- -----------------
        Miscellaneous................................................................
        -------------------------------------------------------------------------------- -----------------
                 Total...............................................................    $
        -------------------------------------------------------------------------------- =================

Item 15.    Indemnification of Directors and Officers

         Our By-laws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

         Sections 145(a) and 145(b) of the Delaware General Corporation Law ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

         As permitted by Section 102(b)(7) of the DGCL, Article Ninth of our Certificate of Incorporation limits the personal liability of our directors to us or our shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.


Item 16.    Exhibits

---------------- -------------------------------------------------- --------------------------------------------------
    Exhibit                         Description                      Incorporated by Reference to Filings Indicated
      No.
---------------- -------------------------------------------------- --------------------------------------------------
      1.1        Form of Underwriting Agreement for debt                                    *
                 securities.
---------------- -------------------------------------------------- --------------------------------------------------
      1.2        Form of Underwriting Agreement for preferred                               *
                 stock.
---------------- -------------------------------------------------- --------------------------------------------------

---------------- -------------------------------------------------- --------------------------------------------------
    Exhibit                         Description                      Incorporated by Reference to Filings Indicated
      No.
---------------- -------------------------------------------------- --------------------------------------------------
      1.3        Form of Underwriting Agreement for common stock.                           *
---------------- -------------------------------------------------- --------------------------------------------------
      4.1        Specimen of certificate representing common          Exhibit 4.1 to Registration Statement on Form 10
                 stock, par value $0.01 per share.
---------------- -------------------------------------------------- --------------------------------------------------
      4.2        Trust Indenture dated as of March 15, 1998, between  Exhibit 4.1 to Current Report on Form 8-K dated
                 the registrant and The Chase Manhattan Bank, as      March 18, 1998
                 Trustee.
---------------- -------------------------------------------------- --------------------------------------------------
      4.3        First Supplemental Indenture, dated as of May 11,    Exhibit 4.2 to Quarterly Report on Form 10-Q for
                 1998, between the registrant and The Chase           the Quarter ended March 31, 1998
                 Manhattan Bank, as Trustee.
---------------- -------------------------------------------------- --------------------------------------------------
      4.4        Form of debt security (contained in Exhibit 4.2).
---------------- -------------------------------------------------- --------------------------------------------------
      5.1        Opinion of Roy Smith, Esq.                                                **
---------------- -------------------------------------------------- --------------------------------------------------
     12.1        Statement re: computation of ratios of earnings                           **
                 to fixed charges.
---------------- -------------------------------------------------- --------------------------------------------------
     23.1        Consent of KPMG LLP.                                                      **
---------------- -------------------------------------------------- --------------------------------------------------
     23.2        Consent of PricewaterhouseCoopers Reviseurs                               **
                 d'Entreprises.
---------------- -------------------------------------------------- --------------------------------------------------
     23.3        Consent of Roy Smith, Esq. (included in Exhibit
                 5.1).
---------------- -------------------------------------------------- --------------------------------------------------
     24.1        Power of Attorney (included on signature page).
---------------- -------------------------------------------------- --------------------------------------------------
     25.1        Statement of Eligibility of Trustee.                                      **
---------------- -------------------------------------------------- --------------------------------------------------


---------------------

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**   Filed herewith.


Item 17.    Undertakings

         The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)  The  undersigned   registrant  hereby  under  takes  to  file  an
application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Paterson, New Jersey on August 12, 2005.


                                  CYTEC INDUSTRIES INC.

                                  By:           /s/ James P. Cronin
                                      ------------------------------------------
                                      Name:    James P. Cronin
                                      Title:   Executive Vice President and
                                               Chief Financial officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David Lilley, James P. Cronin and Roy Smith, severally, his and/or her true and lawful attorney, each with power to act without the other and full power of substitution, to execute, deliver and file, for and on his behalf, and in his name and in his capacity as director, a registration statement on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance of debt securities, preferred stock or common stock in an aggregate amount up to $750,000,000 (or the equivalent in a foreign denomination currently), of Cytec Industries Inc., hereby granting to such attorneys and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in his or her capacity as director, hereby ratifying and confirming all acts and things which such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 12, 2005.


------------------------------------------------------ ----------------------------------------------------------

                      Signature                                                  Title
------------------------------------------------------ ----------------------------------------------------------

                /s/ D. Lilley                                         Chairman of the Board, Chief
               --------------------                                     Executive Officer and
                    D. Lilley                                      President (principal executive officer)
------------------------------------------------------ ----------------------------------------------------------

                /s/ J. P. Cronin                                      Executive Vice President and
                -----------------                                       Chief Financial Officer
                    J.P. Cronin                                         (principal financial and
                                                                          accounting officer)
------------------------------------------------------ ----------------------------------------------------------

                /s/ C.A. Davis                                                Director
                ------------------
                    C.A. Davis
------------------------------------------------------ ----------------------------------------------------------



                /s/ A.G. Fernandes                                            Director
                ------------------
                    A.G. Fernandes
------------------------------------------------------ ----------------------------------------------------------

                /s/ L.L. Hoynes, Jr.                                          Director
                --------------------
                    L.L. Hoynes, Jr.
------------------------------------------------------ ----------------------------------------------------------

                /s/ B.C. Johnson                                              Director
                ----------------
                    B.C. Johnson
------------------------------------------------------ ----------------------------------------------------------

                /s/ W.P. Powell                                               Director
                ---------------
                    W.P. Powell
------------------------------------------------------ ----------------------------------------------------------

                /s/ J.R. Satrum                                               Director
                ---------------
                    J.R. Satrum
------------------------------------------------------ ----------------------------------------------------------

                /s/ R.P. Sharpe                                               Director
                ---------------
                    R.P. Sharpe
------------------------------------------------------ ----------------------------------------------------------

                /s/ J.R. Stanley                                              Director
                ----------------
                    J.R. Stanley
------------------------------------------------------ ----------------------------------------------------------
